UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 21, 2014, the Governance, Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Comerica Incorporated (“Comerica”) approved a new form of non-qualified stock option agreement and a new form of restricted stock award agreement (non-cliff vesting) that will be used for grants to executive officers of non-qualified stock options and restricted stock awards, respectively. These award agreements include new provisions providing that all or part of an executive officer’s unvested equity award may be cancelled if the executive officer demonstrated an inadequate sensitivity to the inherent risks of his or her business line or functional area which results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on Comerica or the relevant business line or functional area. The new agreements also include certain technical and other changes to the award agreements previously issued.

The Committee granted non-qualified stock options to the following named executive officers as follows: Ralph W. Babb, Jr. (27,863 options); Karen L. Parkhill (6,385 options); Lars C. Anderson (6,385 options); Curtis C. Farmer (6,385 options); and Jon W. Bilstrom (4,303 options). The Committee additionally granted restricted stock awards to the following named executive officers as follows: Mr. Babb (10,906 shares); Ms. Parkhill (2,499 shares); Mr. Anderson (2,499 shares); Mr. Farmer (2,499 shares); and Mr. Bilstrom (1,684 shares).

On that same date, the Committee also approved a form of senior executive long-term performance restricted stock unit award agreement. Awards pursuant to this agreement (the “SELTPP Units”) will represent an opportunity to receive, after completion of a three-year performance period (2014-2016), an award payout in shares of Comerica common stock.

For the 2014 grants, the amount of the award payout is determined by measuring Comerica’s corporate performance annually with respect to adjusted return on common equity for each year during the performance period. The resulting metrics for each year are then averaged and compared to a specified performance target that the Committee has established for the performance period. Following the performance period, the Committee shall certify the three-year average adjusted return on common equity performance and determine the appropriate achievement factor pursuant to the following grid:

Three-year Average Adjusted ROCE Performance	Achievement Factor
Threshold	50%
Target	100%
Maximum	150%

The level of achievement for purposes of determining the achievement factor will be interpolated linearly for performance between threshold and target performance and between target and maximum performance. If threshold performance is not achieved, the entire award will be forfeited. In no event may the achievement factor be greater than 150%.

The resulting achievement factor may be subject to a potential downside adjustment of 10 percentage points if Comerica’s total shareholder return ranks in the bottom quartile of the KBW Bank Index for the performance period. The final maximum payout for each executive is determined by multiplying the resulting achievement factor, as modified by the total shareholder return factor, by the number of target SELTPP Units.

The 2014 SELTPP Units will accrue cash dividend equivalents during the overall performance period. These accrued dividend equivalents will be adjusted by the same overall percentage as the target SELTPP Units at the time of payout and will then be paid in cash.

The award agreement provides that all or part of an executive officer’s unvested equity award may be cancelled if the executive officer demonstrated an inadequate sensitivity to the inherent risks of his or her business line or functional area which results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on Comerica or the relevant business line or functional area.

In the event of a change of control of Comerica, the SELTPP Units will immediately vest at target. The award agreement also provides for the payout at target and timing of an award in the event of death or disability.

The Committee granted target SELTPP Units to the following named executive officers as follows: Mr. Babb (54,534 target SELTPP Units); Ms. Parkhill (12,497 target SELTPP Units); Mr. Anderson (12,497 target SELTPP Units); Mr. Farmer (12,497 target SELTPP Units); and Mr. Bilstrom (8,422 target SELTPP Units).

All awards were made pursuant to Comerica’s shareholder-approved 2006 Amended and Restated Long-Term Incentive Plan, as amended and/or restated from time to time. The new form of non-qualified stock option agreement, the new form of restricted stock award agreement (non-cliff vesting) and the senior executive long-term performance restricted stock unit award agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The description in this Current Report on Form 8-K of the new forms of agreement is qualified in its entirety by reference to the attached exhibits.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

10.1	Form of Comerica Incorporated Non-Qualified Stock Option Agreement (non-cliff vesting)

10.2	Form of Comerica Incorporated Restricted Stock Award Agreement

10.3	Form of Comerica Incorporated Senior Executive Long-Term Performance Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jon W. Bilstrom

Name:	Jon W. Bilstrom

Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs,
and Secretary

Date: January 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Comerica Incorporated Non-Qualified Stock Option Agreement (non-cliff vesting)

10.2	Form of Comerica Incorporated Restricted Stock Award Agreement

10.3	Form of Comerica Incorporated Senior Executive Long-Term Performance Restricted Stock Unit Award Agreement